Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended September 30, 2006

Newton, MA (November 3, 2006): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and nine months ended September 30, 2006.

Results for the quarter ended September 30, 2006:

Net income available for common shareholders was $22.1 million for the quarter ended September 30, 2006, compared to $26.8 million for the same quarter last year.  Net income available for common shareholders per share (EPS) for the quarters ended September 30, 2006 and 2005 was $0.11 and $0.13, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended September 30, 2006, was $62.0 million, or $0.30 per share.  This compares to FFO available for common shareholders for the quarter ended September 30, 2005, of $64.9 million, or $0.32 per share.

The weighted average number of common shares outstanding totaled 209,991,644 and 201,459,208 for the quarters ended September 30, 2006 and 2005, respectively.

Results for the nine months ended September 30, 2006:

Net income available for common shareholders was $175.8 million for the nine months ended September 30, 2006, compared to $86.8 million for the same period last year.  Net income available for common shareholders per share (EPS) for the nine months ended September 30, 2006 and 2005 was $0.84 and $0.45, respectively.

Funds from operations (FFO) available for common shareholders for the nine months ended September 30, 2006, was $189.4 million, or $0.90 per share.  This compares to FFO

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

available for common shareholders for the nine months ended September 30, 2005, of $186.5 million, or $0.96 per share.

The weighted average number of common shares outstanding totaled 209,940,526 and 193,777,554 for the nine months ended September 30, 2006 and 2005, respectively.

Occupancy and Leasing Results:

As of September 30, 2006, 93.4% of HRPT’s total square feet was leased, compared to 93.9% leased as of September 30, 2005.

HRPT signed new leases for 642,000 square feet and lease renewals for 766,000 square feet during the quarter ended September 30, 2006, for weighted average rental rates that were 9% above prior rents for the same space.  Average lease terms for leases signed during the third quarter of 2006 were 6.3 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended September 30, 2006 totaled $18.24 per square feet on a weighted average basis.

Conference Call:

On Friday, November 3, 2006, at 1:00 p.m. Eastern Standard Time, Adam Portnoy, managing trustee, and John Popeo, chief financial officer, will host a conference call to discuss the third quarter 2006 results.

The conference call telephone number is (800) 817-4887.  Participants calling from outside the United States and Canada should dial (913) 981-4913.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Thursday, November 9, 2006.  To hear the replay, dial (719) 457-0820. The replay pass code is 1891340.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Third Quarter 2006 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of September 30, 2006, HRPT owned 487 properties with 58 million square feet, including almost 18 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

end

HRPT Properties Trust

Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Rental income	$202,542	$182,894	$590,058	$523,262

Expenses:
Operating expenses	80,219	69,173	227,981	196,014
Depreciation and amortization	41,064	34,490	119,109	100,417
General and administrative	8,513	9,102	24,926	23,430
Total expenses	129,796	112,765	372,016	319,861

Operating income	72,746	70,129	218,042	203,401

Interest income	573	408	2,118	1,289
Interest expense (including amortization of note discounts and premiums and deferred financing fees of $1,105, $392, $3,348 and $1,725, respectively)	(43,169)	(35,628)	(126,317)	(105,967)
Loss on early extinguishment of debt	—	(168)	(1,659)	(168)
Equity in earnings of equity investments (1)	—	3,494	3,136	9,940
Gain on sale of equity investments (1)	—	—	116,287	—
Gain on issuance of shares by equity investees (1)	—	—	—	4,708
Income from continuing operations	30,150	38,235	211,607	113,203
Income (loss) from discontinued operations	32	62	(76)	483
Gain on sale of properties	1,172	—	1,172	7,592
Net income	31,354	38,297	212,703	121,278
Preferred distributions	(9,234)	(11,500)	(29,976)	(34,500)
Excess redemption price paid over carrying value of preferred shares (2)	—	—	(6,914)	—
Net income available for common shareholders	$22,120	$26,797	$175,813	$86,778

Calculation of Funds from Operations, or FFO: (3)
Net income	$31,354	$38,297	$212,703	$121,278
Plus: depreciation and amortization	41,078	34,595	119,230	100,905
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	168	1,659	168
Less: portion settled in cash	—	(168)	—	(168)
Less: gain on sale of properties	(1,172)	—	(1,172)	(7,592)
Less: gain on sale of equity investments (1)	—	—	(116,287)	—
Less: gain on issuance of shares by equity investees (1)	—	—	—	(4,708)
Less: equity in earnings of equity investments (1)	—	(3,494)	(3,136)	(9,940)
Plus: FFO from equity investments (1)	—	7,040	6,426	21,076
FFO	71,260	76,438	219,423	221,019
Less: preferred distributions	(9,234)	(11,500)	(29,976)	(34,500)
FFO available for common shareholders	$62,026	$64,938	$189,447	$186,519

Weighted average common shares outstanding	209,992	201,459	209,941	193,778

Per common share:
Income from continuing operations	$0.10	$0.13	$0.83	$0.41
Net income available for common shareholders	0.11	0.13	0.84	0.45
FFO available for common shareholders	0.30	0.32	0.90	0.96
Common distributions paid	0.21	0.21	0.63	0.63

HRPT Properties Trust

Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(1)

We accounted for our former common share investments in Senior Housing Properties Trust, or Senior Housing, and Hospitality Properties Trust, or Hospitality Properties, using the equity method of accounting. In March 2006, we sold all our 4,000 shares of Hospitality Properties in an underwritten public offering for $179,000 ($175,269 net of commissions and other expenses) and we recognized a gain of $77,221, and we sold all our 7,711 shares of Senior Housing in an underwritten public offering for $135,709 ($133,064 net of commissions and other expenses) and we recognized a gain of $39,066.

(2)	In March 2006, we redeemed all of our eight million Series A preferred shares for their liquidation preference of $25/share plus accrued and unpaid distributions through the date of the redemption.

(3)

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	September 30,	December 31,
	2006	2005
		(audited)
ASSETS
Real estate properties:
Land	$1,112,035	$1,080,563
Buildings and improvements	4,472,412	4,144,011
	5,584,447	5,224,574
Accumulated depreciation	(639,132)	(548,460)
	4,945,315	4,676,114
Properties held for sale	2,725	10,779
Acquired real estate leases	164,155	161,787
Equity investments in former subsidiaries	—	194,297
Cash and cash equivalents	33,458	19,445
Restricted cash	22,775	18,348
Rents receivable, net of allowance for doubtful accounts of $3,696 and $3,767, respectively	165,691	145,385
Other assets, net	120,659	101,012
Total assets	$5,454,778	$5,327,167

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$310,000	$256,000
Senior unsecured debt, net	1,940,878	1,889,991
Mortgage notes payable, net	388,743	374,165
Accounts payable and accrued expenses	75,796	80,125
Acquired real estate lease obligations	42,472	38,987
Rent collected in advance	20,211	17,858
Security deposits	15,154	13,679
Due to affiliates	19,643	10,876
Total liabilities	2,812,897	2,681,681

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series A preferred shares; 9 7/8% cumulative redeemable at par on February 22, 2006; zero and 8,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $200,000	—	193,086
Series B preferred shares; 8 3/4% cumulative redeemable at par on September 12, 2007; 12,000,000 shares issued and outstanding, aggregate liquidation preference $300,000	289,849	289,849
Series C preferred shares; 7 1/8% cumulative redeemable at par on February 15, 2011; 6,000,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $150,000	145,015	—
Common shares of beneficial interest, $0.01 par value:
250,000,000 shares authorized; 210,036,590 and 209,860,625 shares issued and outstanding, respectively	2,100	2,099
Additional paid in capital	2,774,270	2,779,159
Cumulative net income	1,665,477	1,452,774
Cumulative common distributions	(2,027,081)	(1,894,818)
Cumulative preferred distributions	(207,749)	(176,663)
Total shareholders’ equity	2,641,881	2,645,486
Total liabilities and shareholders’ equity	$5,454,778	$5,327,167